   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2001
                                        REGISTRATION STATEMENT NO. 333-_______
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------
                             CARRIAGE SERVICES, INC.
             (exact name of registrant as specified in its charter)

              DELAWARE                                        76-0423828
(state or jurisdiction of incorporation                   (I.R.S. employer
         or organization)                                 identification no.)

       SEE "TABLE OF ADDITIONAL REGISTRANTS" ON THE FOLLOWING PAGE FOR INFORMATION RELATING TO SUBSIDIARIES OF CARRIAGE SERVICES, INC. THAT
   MAY GUARANTEE PAYMENTS OWED ON THE DEBT SECURITIES REGISTERED HEREUNDER.

                                                    MELVIN C. PAYNE
                                             CHAIRMAN OF THE BOARD, CHIEF
                                                   EXECUTIVE OFFICER
                                                     AND PRESIDENT
            CARRIAGE SERVICES, INC.             CARRIAGE SERVICES, INC.
        1900 ST. JAMES PLACE, 4TH FLOOR     1900 ST. JAMES PLACE, 4TH FLOOR
             HOUSTON, TEXAS 77056                HOUSTON, TEXAS 77056
                (713) 332-8400                      (713) 332-8400

         (address, including zip code,
             and telephone number,           (name, address, including zip
            including area code, of           code, and telephone number,
            registrants' principal           including area code, of agent
              executive offices)                     for service)

                                    COPY TO:
                                  T. MARK KELLY
                             VINSON & ELKINS L.L.P.
                       2300 FIRST CITY TOWER, 1001 FANNIN
                            HOUSTON, TEXAS 77002-6760
                                 (713) 758-2222
                                ---------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective. If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]


                                         CALCULATION OF REGISTRATION FEE

======================================== =================== =============== ==================== ====================
                                                                PROPOSED
                                                                MAXIMUM           PROPOSED
                                                                OFFERING      MAXIMUM AGGREGATE
        TITLE OF EACH CLASS OF               AMOUNT TO         PRICE PER          OFFERING             AMOUNT OF
      SECURITIES TO BE REGISTERED          BE REGISTERED        UNIT(1)           PRICE(2)         REGISTRATION FEE
======================================== =================== =============== ==================== ====================
Primary Offering.....................
     Debt Securities (4)(11).........           (3)               (3)                (3)                  (3)
     Guarantees of Debt Securities
     (4)(11).........................
     Class A Common Stock (5)(11)....
     Preferred Stock (6)(11).........
     Depositary Shares (7)(11).......
     Warrants (8)(11)................                                           $100,000,000            $25,000
     Stock Purchase Contracts (9)(11)
     Stock Purchase Units (10)(11)...
======================================== =================== =============== ==================== ====================
Total                                                                           $100,000,000 (12)       $25,000
======================================== =================== =============== ==================== ====================
                                                                                           (FOOTNOTES ON NEXT PAGE)


(1) The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(3) Not specified as to each class of securities to be registered pursuant to General Instruction II.D. to Form S-3.
(4) Subject to note (12) below, there is being registered an indeterminate principal amount of debt securities and guarantees that may be issued by one or more of the registrants in respect thereof.
(5) Subject to note (12) below, there is being registered an indeterminate number of shares of Class A common stock. Each share of Class A common stock includes an associated Series G Junior Participating Preferred Stock purchase right. Until the occurrence of certain prescribed events, none of which has occurred, the Series G Junior Participating Preferred Stock purchase rights are not exercisable, and are evidenced by certificates representing the Class A common stock, and may be transferred only with the Class A common stock. No separate consideration is payable for the Series G Junior Participating Preferred Stock purchase rights.
(6) Subject to note (12) below, there is being registered an indeterminate number of shares of preferred stock.
(7) Subject to note (12) below, there is being registered an indeterminate number of depositary shares to be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrants elect to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.
(8) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase debt securities, preferred stock or Class A common stock.
(9) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of stock purchase contracts, representing obligations to purchase preferred stock, depositary shares, Class A common stock or other securities.
(10) Subject to note (12) below, there is being registered hereunder an indeterminate amount and number of stock purchase units, consisting of stock purchase contracts together with debt securities, guarantees, preferred stock, warrants or debt obligations of third parties securing the holders' obligations to purchase the securities under the stock purchase contracts.
(11) Subject to note (12) below, this Registration Statement also covers such indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, preferred stock, depositary shares or warrants registered hereunder and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, preferred stock, depositary shares or warrants.
(12) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to the combined prospectus contained in this Registration Statement exceed $100,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Such amount represents the offering price of any preferred stock, Class A common stock and depositary shares, the principal amount of any debt securities issued at their stated principal amount, the issue price rather than the principal amount of any debt securities issued at an original issue discount, the issue price of any warrants, the exercise price of any securities issuable upon the exercise of warrants, and the issue price of any securities issued upon settlement of the stock purchase contracts or stock purchase units. The aggregate principal amount of the debt securities may be increased if any debt securities are issued at an original issue discount by an amount such that the offering price to be received by the registrants shall be equal to the above amount to be registered. Any offering of securities denominated other than in U.S. dollars will be treated as the equivalent of U.S. dollars based on the exchange rate applicable to the purchase of such securities at the time of initial offering. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

                       TABLE OF ADDITIONAL REGISTRANTS

         The following subsidiaries of Carriage Services, Inc. are co-registrants under this registration statement for the purpose of providing guarantees, if any, of payments on debt securities registered hereunder:


                                                                STATE OF
SUBSIDIARY                                                      ORGANIZATION          IRS EMPLOYER ID NO.
----------                                                      ------------          -------------------

Carriage Funeral Holdings, Inc.                                 Delaware              76-0339922
CFS Funeral Services, Inc.                                      Delaware              76-0386580
Carriage Holding Company, Inc.                                  Delaware              76-0393194
Carriage Funeral Services of Michigan, Inc.                     Michigan              38-3149715
Carriage Funeral Services of Kentucky, Inc.                     Kentucky              61-1015339
Carriage Funeral Services of California, Inc.                   California            76-0517196
Carriage Cemetery Services of Idaho, Inc.                       Idaho                 82-0210596
Wilson & Kratzer Mortuaries                                     California            94-2677490
Rolling Hills Memorial Park                                     California            94-1495168
Carriage Services of Connecticut, Inc.                          Connecticut           06-1491781
CHC Insurance Agency of Ohio, Inc.                              Ohio                  76-0584854
Barnett, Demrow & Ernst, Inc.                                   Kentucky              61-0680428
Carriage Services of New Mexico, Inc.                           New Mexico            76-0585891
Carriage Cemetery Services, Inc.                                Texas                 76-0592642
Carriage Services of Oklahoma L.L.C.                            Oklahoma              76-0590850
Carriage Services of Nevada, Inc.                               Nevada                76-0595471
Hubbard Funeral Home, Inc.                                      Maryland              53-0226299
Carriage Team California (Cemetery), LLC                        Delaware              76-0627583
Carriage Team California (Funeral), LLC                         Delaware              76-0627584
Carriage Team Florida (Cemetery), LLC                           Delaware              76-0627585
Carriage Team Florida (Funeral), LLC                            Delaware              76-0627586
Carriage Services of Ohio, LLC                                  Delaware              76-0627588
Carriage Team Kansas, LLC                                       Delaware              76-0627587
Carriage Municipal Cemetery Services of Nevada, Inc.            Nevada                76-0635742
Carriage Cemetery Services of California, Inc.                  California            76-0634987
Carriage Insurance Agency of Massachusetts, Inc.                Massachusetts         76-0644470
Carriage Internet Strategies, Inc.                              Delaware              76-0642158
Carriage Investments, Inc.                                      Delaware              76-0651825
Carriage Management, L.P.                                       Texas                 76-0651824
Cochrane's Chapel of the Roses, Inc.                            California            68-0458642
Horizon Cremation Society, Inc.                                 California            76-0653256
Carriage Life Events, Inc.                                      Delaware              76-0667598
Carriage Merger I, Inc.                                         Delaware              Applied For
Carriage Merger II, Inc.                                        Delaware              Applied For
Carriage Merger III, Inc.                                       Delaware              Applied For
Carriage Merger IV, Inc.                                        Delaware              Applied For


The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.





                SUBJECT TO COMPLETION, DATED OCTOBER 19, 2001

PROSPECTUS

                             CARRIAGE SERVICES, INC.
                                  $100,000,000

                                 DEBT SECURITIES
                          GUARANTEES OF DEBT SECURITIES
                              CLASS A COMMON STOCK
                                 PREFERRED STOCK
                                DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                     -----------------------------------

      We may offer and sell securities from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering, with a total initial offering price of up to $100,000,000. We will provide specific terms of the securities to be sold by us, including any guarantees by our subsidiaries, and the methods by which we will sell them in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering. We may sell the securities directly or we may distribute them through underwriters or dealers. Our Class A common stock is listed for trading on the New York Stock Exchange under the symbol "CSV".

                     -----------------------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     -----------------------------------

                  This prospectus is dated October __, 2001.


                                TABLE OF CONTENTS

ABOUT THIS PROSPECTUS........................................................1
WHERE YOU CAN FIND MORE INFORMATION..........................................1
CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS........................2
THE COMPANY..................................................................3
USE OF PROCEEDS..............................................................3
RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
PREFERRED STOCK DIVIDENDS....................................................4
DESCRIPTION OF DEBT SECURITIES...............................................5
DESCRIPTION OF CAPITAL STOCK................................................15
DESCRIPTION OF DEPOSITARY SHARES............................................19
DESCRIPTION OF WARRANTS.....................................................20
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS............22
PLAN OF DISTRIBUTION........................................................23
LEGAL MATTERS...............................................................25
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS...................................25


                              ABOUT THIS PROSPECTUS

      This prospectus is part of registration statements that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on this public reference room. Our filings with the SEC are also available at the office of the New York Stock Exchange. For more information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities described in this prospectus:

      (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed with the SEC on April 2, 2001,

      (b) Our Quarterly Reports on Form 10-Q filed with the SEC on May 15, 2001 and August 13, 2001,

      (c)   Our Current Report on Form 8-K filed with the SEC on March 28,
2001,

      (d) The description of our common stock contained in our Registration Statements on Form 8-A filed with the SEC on July 23, 1996 (as amended August 8, 1996 and April 28, 1998), and

      (e) The description of our Series G Junior Participating Preferred Stock and related rights contained in our Registration Statement on Form 8-A filed with the SEC on December 29, 2000.

      You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

                             Carriage Services, Inc.
                         1900 St. James Place, 4th Floor
                              Houston, Texas 77056
                         Attention: Corporate Secretary
                                 (713) 332-8400

      You should rely only on the information incorporated by reference or provided by us in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

            CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

      This prospectus and the documents we incorporate by reference contain statements that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 (the "Securities Act"), Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act") and the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in the documents we incorporate by reference. All statements other than statements of historical fact included in this document, including, without limitation, statements regarding the financial position, business strategy and other plans and objectives for our future operations are forward-looking statements.

      Although we believe that such forward-looking statements are based on reasonable assumptions, we give no assurance that our expectations will in fact occur. Important factors could cause actual results to differ materially from those in the forward-looking statements, including factors identified in our annual and periodic reports incorporated herein by reference. Factors that might cause such a difference include:

      o our inability to sell businesses and properties held for sale for their carrying value, to maintain or increase free cash flow from operations, or to achieve internal growth from our businesses,

      o adverse changes in economic and financial market conditions, including declining stock prices, increasing interest rates, and restricted credit availability,

      o     lower death rates,

      o     changing consumer preferences,

      o     competition in our markets,

      o our inability to maintain operating ratios within the limits set out within our financing arrangements, and

      o     changes in government regulation of the death care industry.

The following additional important factors, among others, in some cases have affected, and in the future could affect, our actual consolidated results and could cause our actual consolidated results in the future to differ materially from any forward-looking statements made by us or on our behalf.

      o Maintaining or achieving growth in free cash flow from operations depends primarily on achieving anticipated levels of earnings before depreciation, amortization and other non-cash charges, controlling capital expenditures, collecting accounts receivable and reducing preneed sales origination costs.

      o Achieving our revenue goals also is affected by the volume and prices of the products and services sold, as well as the mix of products and services sold. The annual sales targets we set are aggressive, and our inability to achieve planned volume or prices could cause us not to meet anticipated levels of revenue. In certain markets we expect to increase prices, while in other markets prices will be lowered. Our ability to achieve volume or price targets at any location depends on numerous factors, including the capabilities of the local operating staff, the local economy, the local death rate, competition and changes in consumer preferences, including cremations.

      o Revenue also is affected by the level of preneed sales in both current and prior periods. The level of preneed sales may be adversely affected by numerous factors, including deterioration in the economy, which causes individuals to have less discretionary income, as well as changes in marketing approach, commission practices and contractual terms. Future revenue will also be affected by the Company's recent decision to eliminate its national preneed sales and marketing organization and to manage future preneed activities at the local business level.

            In addition to the factors discussed above, financial performance may be affected by other important factors, including the following:

            o     our ability to retain or attract key personnel;

            o the amount and rate of growth in our general and administrative expenses;

            o changes in interest rates, which can increase or decrease the amount we pay on borrowings with variable rates of interest;

            o our ability to stay within the limits of the credit ratios set out in the debt covenants, such as the debt-to-capital ratio, debt-to-EBITDA ratio, and the fixed charge coverage ratio;

            o availability and related terms of debt and equity financing to fund operating needs;

            o the impact on our financial statements of accounting charges that may result from the evaluation of our business strategies, asset valuations and organizational structures as part of the Fresh Start restructuring program;

            o the amount of net proceeds actually realized on assets held for sale;

            o changes in government regulation, including tax rates and their effects on corporate structure;

            o changes in inflation and other general economic conditions domestically, affecting financial markets (e.g. marketable security values);

            o unanticipated legal proceedings and unanticipated outcomes of legal proceedings; and

            o changes in accounting policies and practices required by generally accepted accounting principles or the Securities and Exchange Commission, such as amortization and asset carrying values for long-lived intangible assets.

   We assume no obligation to update or publicly release any revisions to forward-looking statements made by us or on our behalf. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

                                 THE COMPANY

      We are a leading provider of death care services and products in the United States. We provide a complete range of services relating to funerals, burials and cremations, including the use of funeral homes and motor vehicles, the performance of cemetery interment services and the management and maintenance of cemetery grounds. We also sell related products and merchandise including caskets, burial vaults, garments, cemetery interment rights, stone and bronze memorials, as well as other items. Our principal executive offices are located at 1900 St. James Place, 4th Floor, Houston, Texas 77056.

                                 USE OF PROCEEDS

      Unless we specify otherwise in a prospectus supplement, the net proceeds from the sale of securities we offer will be used for general corporate purposes. These purposes may include, but are not limited to:

      o     reduction or refinancing of debt or other corporate obligations,

      o     acquisitions and related transactions,

      o     capital expenditures, and

      o     working capital.

      Until so utilized, we may initially invest such net proceeds in interest bearing time deposits or short-term marketable securities.

    RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO FIXED CHARGES AND
                            PREFERRED STOCK DIVIDENDS

      Our consolidated ratios of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the periods indicated are as follows:



                                                                                   SIX MONTHS
                                                   YEAR ENDED DECEMBER 31,       ENDED JUNE 30,
                                            -----------------------------------  --------------
                                             1996   1997    1998   1999   2000        2001
                                             ----   ----    ----   ----   ----        ----
Ratio of earnings to fixed charges.......    1.02   2.08    2.47   1.97    --         1.62
Ratio of earnings to fixed charges
   and preferred stock dividends.........     --    1.70    2.25   1.96    --         1.61


------------

      o "Earnings" consists of income (loss) before provision for income taxes plus fixed charges (excluding capitalized interest),

      o "Fixed charges" consist of interest expensed and capitalized, amortization of debt discount and expense relating to indebtedness and the portion of rental expense representative of the interest factor attributable to leases for rental property, and

      o "Fixed charges and preferred stock dividends" represent fixed charges (as described above) and our preferred stock dividend requirements adjusted to a pre-tax basis.

      Earnings to cover fixed charges and preferred stock dividends were insufficient by $0.9 million for the year ended December 31, 1996. Earnings to cover fixed charges were insufficient by $101.8 million for the year ended December 31, 2000. Earnings to cover fixed charges and preferred stock dividends were insufficient by $101.9 million for the year ended December 31, 2000. As more fully described in note 8 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2000, special and other charges totaling $102.3 million were recorded in connection with a multi-element restructuring program. Elements of the restructuring program included decisions to sell businesses and assets, evaluation of the carrying value of under-performing businesses, as well as certain organizational changes to downsize or eliminate certain corporate functions.

                         DESCRIPTION OF DEBT SECURITIES

      The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities and the subordinated debt securities will be issued under separate indentures among us, our domestic subsidiaries, if our domestic subsidiaries are guarantors of the debt securities, and a U.S. banking institution. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together the senior indenture and the subordinated indenture are referred to in this prospectus as the indentures.

      The debt securities may be issued from time to time in one or more series. The particular terms of each series which are offered by a prospectus supplement will be described in the prospectus supplement.

      We primarily conduct our operations through our subsidiaries. Unless the debt securities are guaranteed by our subsidiaries as described below, our rights and the rights of our creditors, including holders of the debt securities, to participate in the assets of any subsidiary upon its liquidation or reorganization will be subject to the prior claims of the subsidiary's creditors, except to the extent that we may be a creditor with recognized claims against the subsidiary.

      The following description is a summary of selected provisions relating to the debt securities and the indentures. The summary is not complete. We have filed the forms of indentures as exhibits to the registration statement of which this prospectus is a part. You should not rely on this summary, because the indentures and not this summary define your rights as a holder of the debt securities. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply or may be varied. Capitalized terms used in the summary have the meanings specified in the indentures.

GENERAL

      The indentures provide that debt securities in separate series may be issued from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. (Section 301) We will determine the terms and conditions of the debt securities, including the maturity, principal and interest, but those terms must be consistent with the applicable indenture. The debt securities will represent our unsecured obligations.

      The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt (as defined in the subordinated indenture) as described under "-- Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any subordinated debt securities. If the prospectus supplement so indicates, the subordinated debt securities will be convertible into our Class A common stock as described under "-- Conversion of Subordinated Debt Securities."

      If specified in a prospectus supplement, our domestic subsidiaries (referred to herein as the "subsidiary guarantors") will unconditionally guarantee (the "subsidiary guarantees") on a joint and several basis the debt securities as described under "--subsidiary guarantees" and in the prospectus supplement. The subsidiary guarantees will represent unsecured obligations of each subsidiary guarantor. Subsidiary guarantees of subordinated debt securities will represent subordinated to the senior debt of the subsidiary guarantors on the same basis as the subordinated debt securities are subordinated to our senior debt.

      The applicable prospectus supplement will set forth the price or prices at which the debt securities to be offered will be issued and will describe the following terms of such debt securities:

      o     the title of the debt securities,

      o whether the debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the related subordination terms,

      o whether the subsidiary guarantors will provide subsidiary guarantees of the debt securities,

      o any limit on the aggregate principal amount of the debt securities,

      o the dates on which the principal of the debt securities will be payable,

      o the interest rate which the debt securities will bear and the interest payment dates for the debt securities,

      o     the places where payments on the debt securities will be payable,

      o any terms upon which the debt securities may be redeemed, in whole or in part, at our option,

      o any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities,

      o the portion of the principal amount, if less than all, of the debt securities that will be payable upon declaration of acceleration of the maturity of the debt securities,

      o     whether the debt securities are defeasible,

      o     any addition to or change in the events of default,

      o whether the debt securities that constitute subordinated debt securities are convertible into our Class A common stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate ("the conversion price") and any adjustments thereto in addition to or different from those described in this prospectus, the conversion period and other conversion provisions in addition to or in lieu of those described in this prospectus,

      o any addition to or change in the covenants in the indenture applicable to any of the debt securities, and

      o any other terms of the debt securities not inconsistent with the provisions of the applicable indenture. (Section 301)

      Debt securities, including original issue discount securities, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to debt securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any debt securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

SUBORDINATION OF SUBORDINATED DEBT SECURITIES

      The indebtedness evidenced by the subordinated debt securities will, to the extent set forth in the subordinated indenture with respect to each series of subordinated debt securities, be subordinate in right of payment to the prior payment in full of all of our senior debt, including the senior debt securities, and it may also be senior in right of payment to all of our subordinated debt. The prospectus supplement relating to any subordinated debt securities will summarize the subordination provisions of the subordinated indenture applicable to that series including:

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      o     the applicability and effect of such provisions upon any payment or distribution of our assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets or any bankruptcy, insolvency or similar proceedings;

      o the applicability and effect of such provisions in the event of specified defaults with respect to any senior debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the subordinated debt securities, and

      o the definition of senior debt applicable to the subordinated debt securities of that series and, if the series is issued on a senior subordinated basis, the definition of subordinated debt applicable to that series.

      The prospectus supplement will also describe as of a recent date the approximate amount of senior debt to which the subordinated debt securities of that series will be subordinated.

      The failure to make any payment on any of the subordinated debt securities by reason of the subordination provisions of the subordinated indenture described in the prospectus supplement will not be construed as preventing the occurrence of an event of default with respect to the subordinated debt securities arising from any such failure to make payment.

      The subordination provisions described above will not be applicable to payments in respect of the subordinated debt securities from a defeasance trust established in connection with any defeasance or covenant defeasance of the subordinated debt securities as described under "--Defeasance and Covenant Defeasance."

CONVERSION OF SUBORDINATED DEBT SECURITIES

      The subordinated indenture may provide for a right of conversion of subordinated debt securities into our Class A common stock (or cash in lieu thereof). (Sections 301 and 1701 of the subordinated indenture) The applicable prospectus supplement relating to any subordinated debt securities will state the terms, if any, on which such debt securities are convertible into shares of Class A common stock (or cash in lieu thereof).

SUBSIDIARY GUARANTEES

      If specified in the prospectus supplement, the subsidiary guarantors will guarantee the debt securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the subsidiary guarantees of the subsidiary guarantors.

      Subject to the limitations described below and in the applicable prospectus supplement, the subsidiary guarantors will, jointly and severally, unconditionally guarantee the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all our obligations under the indentures and the debt securities of a series, whether for principal of, premium, if any, or interest on the debt securities or otherwise (all such obligations guaranteed by a subsidiary guarantor being herein called the "guaranteed obligations"). The subsidiary guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable trustee in enforcing any rights under a subsidiary guarantee with respect to a subsidiary guarantor.

      In the case of subordinated debt securities, a subsidiary guarantor's subsidiary guarantee will be subordinated in right of payment to the senior debt of such subsidiary guarantor on the same basis as the subordinated debt securities are subordinated to our senior debt. No payment will be made by any subsidiary guarantor under its subsidiary guarantee during any period in which payments by us on the subordinated debt securities are suspended by the subordination provisions of the subordinated indenture. (Article Fourteen of the subordinated indenture)

      Each subsidiary guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant subsidiary guarantor without rendering such subsidiary guarantee voidable under

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applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

      Each subsidiary guarantee will be a continuing guarantee and will:

      o remain in full force and effect until either (a) payment in full of all the guaranteed obligations (or the applicable debt securities are defeased and discharged in accordance with the defeasance provisions of the indentures) or (b) released as described in the following paragraph,

      o     be binding upon each subsidiary guarantor, and

      o inure to the benefit of and be enforceable by the applicable trustee, the holders and their successors, transferees and assigns.

      In the event that a subsidiary guarantor ceases to be a subsidiary, whether as a result of a disposition of all or substantially all of the assets or all of the capital stock of such subsidiary guarantor, by way of sale, merger, consolidation or otherwise, such subsidiary guarantor will be deemed released and relieved of its obligations under its subsidiary guarantee without any further action required on the part of the trustee or any holder, and no other person acquiring or owning the assets or capital stock of such subsidiary guarantor will be required to enter into a subsidiary guarantee; PROVIDED, in each case, that the transaction or transactions resulting in such subsidiary guarantor's ceasing to be a subsidiary are carried out pursuant to and in compliance with all of the applicable covenants in the applicable indenture. In addition, the applicable prospectus supplement may specify additional circumstances under which a subsidiary guarantor can be released from its subsidiary guarantee.

FORM, EXCHANGE AND TRANSFER

      The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof. (Section 302)

      At the option of the holder, subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities of each series will be exchangeable for other debt securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount. (Section 305)

      Subject to the terms of the applicable indenture and the limitations applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The security registrar and any other transfer agent initially designated by us for any debt securities will be named in the applicable prospectus supplement. (Section 305) We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. (Section 1002)

      If the debt securities of any series (or of any series and specified terms) are to be redeemed in part, we will not be required to (i) issue, register the transfer of or exchange any debt security of that series (or of that series and specified terms, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any debt security so selected for redemption, in whole or in part, except the unredeemed portion of any such debt security being redeemed in part. (Section 305)

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GLOBAL SECURITIES

      Some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities which will have an aggregate principal amount equal to that of the debt securities represented thereby. Each global security will be registered in the name of a depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable indenture.

      Notwithstanding any provision of the indentures or any debt security described in this prospectus, no global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary for such global security or any nominee of such depositary unless:

      o the depositary has notified us that it is unwilling or unable to continue as depositary for such global security or has ceased to be qualified to act as such as required by the applicable indenture,

      o an event of default with respect to the debt securities represented by such global security has occurred and is continuing and the security registrar has received a written request from the depositary to issue certificated debt securities, or

      o other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement.

      All debt securities issued in exchange for a global security or any portion thereof will be registered in such names as the depositary may direct. (Sections 205 and 305)

      As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or such nominee, as the case may be, will be considered the sole owner and holder of such global security and the debt securities that it represents for all purposes under the debt securities and the applicable indenture. Except in the limited circumstances referred to above, owners of beneficial interests in a global security will not be entitled to have such global security or any debt securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities in exchange therefor and will not be considered to be the owners or holders of such global security or any debt securities that is represents for any purpose under the debt securities or the applicable indenture. All payments on a global security will be made to the depositary or its nominee, as the case may be, as the holder of the security. The laws of some jurisdictions require that some purchasers of debt securities take physical delivery of such debt securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

      Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee ("participants") and to persons that may hold beneficial interests through participants. In connection with the issuance of any global security, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary (with respect to participants' interests) or any such participant (with respect to interests of persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of us, the subsidiary guarantors, the trustees or the agents of ourself, the subsidiary guarantors or the trustees will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

PAYMENT AND PAYING AGENTS

      Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest. (Section 307)

      Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee under the senior indenture in The City of New York will be designated as sole paying agent for payments with respect to senior debt securities of each series, and the corporate trust office of the trustee under the subordinated indenture in The City of New York will be designated as the sole paying agent for payment with respect to subordinated debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series. (Section 1002)

      All moneys paid by us to a paying agent for the payment of the principal of or any premium or interest on any debt security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof. (Section 1003)

CONSOLIDATION, MERGER AND SALE OF ASSETS

      We may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any person (a "successor person"), and may not permit any person to consolidate with or merge into us, unless:

      o the successor person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the debt securities and under the indentures,

      o immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and

      o several other conditions, including any additional conditions with respect to any particular debt securities specified in the applicable prospectus supplement, are met. (Section 801)

EVENTS OF DEFAULT

      Unless otherwise specified in the prospectus supplement, each of the following will constitute an event of default under the applicable indenture with respect to debt securities of any series:

      (1) failure to pay principal of or any premium on any debt security of that series when due, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture,

      (2) failure to pay any interest on any debt securities of that series when due, continued for 30 days, whether or not, in the case of subordinated debt securities, such payment is prohibited by the subordination provisions of the subordinated indenture,

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      (3)   failure to deposit any sinking fund payment, when due, in respect of any debt security of that series, whether or not, in the case of subordinated debt securities, such deposit is prohibited by the subordination provisions of the subordinated indenture,

      (4) failure to perform or comply with the provisions described under "Consolidation, Merger and Sale of Assets",

      (5) failure to perform any of our other covenants in such indenture (other than a covenant included in such indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable trustee, or the holders of at least 25% in principal amount of the outstanding debt securities of that series, as provided in such indenture,

      (6) certain events of bankruptcy, insolvency or reorganization affecting us, any significant subsidiary (as defined in the applicable indenture) or any group of subsidiaries that together would constitute a significant subsidiary, and

      (7) in the case of debt securities guaranteed by any significant subsidiary or any group of subsidiaries that together would constitute a significant subsidiary, the subsidiary guarantee of any such guarantor or group of guarantors is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable indenture) or any significant subsidiary or any group of subsidiaries that together would constitute a significant subsidiary or any person acting on behalf of guarantor or group of guarantors denies or disaffirms such guarantor's obligations under its subsidiary guarantee (other than by reason of a release of such guarantor from its subsidiary guarantee in accordance with the terms of the applicable indenture). (Section 501)

      If an event of default (other than an event of default described in clause
(6) above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series by notice as provided in the indenture may declare the principal amount of the debt securities of that series (or, in the case of any debt security that is an original issue discount debt security or the principal amount of which is not then determinable, such portion of the principal amount of such debt security, or such other amount in lieu of such principal amount, as may be specified in the terms of such debt security) to be due and payable immediately. If an event of default described in clause (6) above with respect to the debt securities of any series at the time outstanding shall occur, the principal amount of all the debt securities of that series (or, in the case of any such original issue discount security or other debt security, such specified amount) will automatically, and without any action by the applicable trustee or any holder, become immediately due and payable. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable indenture. (Section 502) For information as to waiver of defaults, see "-- Modification and Waiver" below.

      Subject to the provisions of the indentures relating to the duties of the trustees in case an event of default shall occur and be continuing, each trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders, unless such holders shall have offered to such trustee reasonable indemnity. (Section
603) Subject to such provisions for the indemnification of the trustees, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 512)

      No holder of a debt security of any series will have any right to institute any proceeding with respect to the applicable indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

      o such holder has previously given to the trustee under the applicable indenture written notice of a continuing event of default with respect to the debt securities of that series,

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      o     the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and

      o the trustee has failed to institute such proceeding, and has not received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer. (Section 507)

      However, such limitations do not apply to a suit instituted by a holder of a debt security for the enforcement of payment of the principal of or any premium or interest on such debt security on or after the applicable due date specified in such debt security or, if applicable, to convert such debt security. (Section 508)

      We will be required to furnish to each trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable indenture and, if so, specifying all such known defaults. (Section 1004)

MODIFICATION AND WAIVER

      Modifications and amendments of an indenture may be made by us, the subsidiary guarantors, if applicable, and the applicable trustee with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such modification or amendment; PROVIDED, HOWEVER, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

      o change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security,

      o reduce the principal amount of, or any premium or interest on, any debt security,

      o reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

      o change the place or currency of payment of principal of, or any premium or interest on, any debt security,

      o impair the right to institute suit for the enforcement of any payment on or any conversion right with respect to any debt security,

      o in the case of subordinated debt securities, modify the subordination or conversion provisions in a manner materially adverse to the holders of the subordinated debt securities,

      o reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture,

      o reduce the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults or

      o modify such provisions with respect to modification and waiver. (Section 902)

      The holders of a majority in principal amount of the outstanding debt securities of any series may waive compliance by us with certain restrictive provisions of the applicable indenture. (Section 1009) The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the applicable indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series affected.
(Section 513)

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      The indentures provide that in determining whether the holders of the requisite principal amount of the outstanding debt securities have given or taken any direction, notice, consent, waiver or other action under such indenture as of any date,

      (1) the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of such date upon acceleration of the maturity thereof to such date,

      (2) if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security, and

      (3) the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the U.S. dollar equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security (or, in the case of a debt security described in clause (1) or (2) above, of the amount described in such clause).

      Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1502, will not be deemed to be outstanding. (Section 101)

      Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable indenture, in the manner and subject to the limitations provided in the indenture. In certain limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, such action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, such action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time. (Section
104)

DEFEASANCE AND COVENANT DEFEASANCE

      If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, or Section 1503, relating to defeasance of certain restrictive covenants, applied to the debt securities of any series, or to any specified part of a series. (Section 1501)

      DEFEASANCE AND DISCHARGE. The indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any debt securities, we and, if applicable, each subsidiary guarantor will be discharged from all our obligations, and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, with respect to such debt securities (except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such defeasance or discharge may occur only if, among other things,

      (1) we have delivered to the applicable trustee an opinion of counsel to the effect that we have received from, or there has been published by, the IRS a ruling, or there has been a change in tax law, in either case to the effect that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the

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same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur,

      (2) no event of default or event that with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing,

      (3) such deposit, defeasance and discharge will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound,

      (4) in the case of subordinated debt securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our senior debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our senior debt and no other event of default with respect to any of our senior debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof, and

      (5) we have delivered to the trustee an opinion of counsel to the effect that such deposit shall not cause the trustee or the trust so created to be subject to the Investment Company Act of 1940. (Sections 1502 and 1504).

      DEFEASANCE OF CERTAIN COVENANTS. The indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any debt securities, we may omit to comply with certain restrictive covenants, including those that may be described in the applicable prospectus supplement, the occurrence of certain events of default, which are described above in clause (5) (with respect to such restrictive covenants) and clauses (6) and (7) under "events of default" and any that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an event of default and, if such debt securities are subordinated debt securities, the provisions of the subordinated indenture relating to subordination (but not to conversion, if applicable) will cease to be effective, in each case with respect to such debt securities. In order to exercise such option, we must deposit, in trust for the benefit of the holders of such debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of and any premium and interest on such debt securities on the respective stated maturities in accordance with the terms of the applicable indenture and such debt securities. Such covenant defeasance may occur only if we have delivered to the applicable trustee an opinion of counsel that in effect says that holders of such debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) above are satisfied. If we exercise this option with respect to any debt securities and such debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on such debt securities at the time of their respective stated maturities but may not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from such event of default. In such case, we would remain liable for such payments. (Sections 1503 and 1504)

NOTICES

      Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register. (Sections 101 and 106)

TITLE

      We, the subsidiary guarantors, the trustees and any agent of us, the subsidiary guarantors or a trustee may treat the person in whose name a debt security is registered as the absolute owner of the debt security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes. (Section 308)

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GOVERNING LAW

      The indentures and the debt securities will be governed by, and construed in accordance with, the law of the State of New York. (Section 112)

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

      Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.01 per share, and 70,000,000 shares of preferred stock, par value $.01 per share. Our common stock is divided into two classes: Class A common stock and Class B common stock. The following summary of certain provisions of our capital stock does not purport to be complete and is subject to and is qualified in its entirety by our certificate of incorporation and bylaws, in each case, as amended to date, which are incorporated in this prospectus by reference as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable law.

COMMON STOCK

      The holders of Class A common stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The holders of Class B common stock are entitled to ten votes for each share held on all matters submitted to a vote of common stockholders. Our common stock does not have cumulative voting rights, which means that the holders of a majority of the voting power of shares of common stock outstanding can elect all the directors, and the holders of the remaining shares will not be able to elect any directors. Each share of our common stock is entitled to participate equally in dividends, if, as and when declared by our board of directors, and in the distribution of assets in the event of liquidation, subject in all cases to any prior rights of outstanding shares of preferred stock. We have never paid cash dividends on our common stock. Holders of our common stock have no preemptive rights, redemption rights or sinking fund provisions. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and nonassessable.

      Each share of Class B common stock is convertible at any time, at the option of the registered holder thereof, into one share of Class A common stock. In addition, each share of Class B common stock automatically converts into one share of Class A common stock upon a sale or transfer to anyone other than a permitted transferee. In any event, all outstanding shares of Class B common stock will be automatically converted into shares of Class A common stock on December 31, 2001.

PREFERRED STOCK

      The prospectus supplement will specify any terms of any series of preferred stock offered by it including:

      o the series, the number of shares offered and the liquidation value of the preferred stock,

      o     the price at which the preferred stock will be issued,

      o the dividend rate, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock

      o     the liquidation preference of the preferred stock,

      o     the voting rights of the preferred stock,

      o whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund,

      o whether the preferred stock is convertible or exchangeable for any other securities, and the terms of any such conversion, and

                                      15

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      o     any additional rights, preferences, qualifications, limitations and restrictions of the preferred stock.

      The description of the terms of the preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the statement of resolution relating to the applicable series of preferred stock. The registration statement of which this prospectus forms a part will include the statement of resolution as an exhibit or incorporate it by reference.

      We may issue preferred stock from time to time in one or more series. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our board of directors may adopt resolutions to issue the shares of preferred stock, to fix the number of shares, and to change the number of shares constituting any series and establish the voting powers, designations preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of preferred stock, in each case without any further action or vote by our stockholders.

      Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock or any existing preferred stock. For example, any preferred stock issued may rank prior to our common stock or any existing preferred stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock or any existing preferred stock. As a result, the issuance of shares of preferred stock may discourage bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

      SERIES D PREFERRED STOCK. We have established a series of preferred stock designated Series D Preferred Stock, 182,500 shares of which are issued and outstanding. The following description is a summary of the Certificate of Amendment to the Certificate of Designation for the Series D Preferred Stock, and it is qualified in its entirety by reference to that document.

      DIVIDENDS. The Series D Preferred Stock ranks, with respect to dividend rights and distribution of assets on liquidation, senior and prior to common stock and junior to, or on parity with, as the case may be, any other stock of ours designated as senior to, or on parity with, as the case may be, Series D Preferred Stock. Holders of Series D Preferred Stock are entitled to receive cumulative annual cash dividends of $.06 per share payable quarterly, depending upon when such shares were issued. Upon any voluntary or involuntary liquidation, dissolution or winding up, the holders of Series D Preferred Stock then outstanding will be entitled to receive an amount of cash per share equal to $1.00, together with all accrued and unpaid dividends, after any distribution is made on any senior securities and before any distribution is made on any junior securities, including common stock. As long as any shares of Series D Preferred Stock are outstanding, we may not pay a dividend (other than stock dividends in common stock) or other distribution on or repurchase common stock, directly or indirectly, unless all past due cumulative dividends on the Series D Preferred Stock have been paid. The terms of Series D Preferred Stock may be amended with the consent of the holders of a majority of the outstanding shares of Series D Preferred Stock.

      REDEMPTION. The Series D Preferred Stock is mandatorily redeemable by us on December 31, 2001 (subject to conversion rights at any time on or prior to November 30, 2001) at a redemption price of $1.00 per share plus all accrued and unpaid dividends to the date of redemption. The Series D Preferred Stock is redeemable, in whole or in part, at our option at any time during the period commencing on August 8, 1998 and ending on December 31, 2001 (subject to conversion rights up to 15 days prior to the redemption date) at a redemption price of $1.00 per share plus accrued and unpaid dividends to the date of redemption. Partial redemptions must be pro rata.

      CONVERSION. The Series D Preferred Stock is convertible at any time into Class B common stock at a conversion price equal to the average market price for the ten days preceding the date of delivery of notice of conversion on the principal securities market on which the Class A common stock is then traded. At September 30, 2001, the conversion price was $5.802, yielding, a total of 31,454 shares of Class B common stock that would be issuable upon the conversion of the 182,500 shares of Series D Preferred Stock outstanding.

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      VOTING RIGHTS. The Series D Preferred Stock has general voting rights on all issues submitted to stockholders. The number of votes to which each share of Series D Preferred Stock is entitled is a fraction of a vote determined by dividing $1.00 by the then effective conversion price per share and dividing the resulting fraction by 20. The Series D Preferred Stock is entitled, as a separate class, to vote upon (or consent to) any amendment to the charter, bylaws or Certificate of Designation which would adversely affect the rights or powers of the Series D Preferred Stock. The requisite vote for approval is a majority of the shares of Series D Preferred Stock outstanding.

      SERIES G JUNIOR PARTICIPATING PREFERRED STOCK. We have established a series of preferred stock designated Series G Junior Participating Preferred Stock ("Series G Preferred Stock"), of which 1,000,000 shares are authorized but no shares are currently outstanding. The following is a summary description of the Certificate of Designation for the Series G Preferred Stock, and it is qualified in its entirety by reference to that document.

      The Series G Preferred Stock could become issuable upon the exercise of rights granted under our stockholder rights plan, if certain triggering events occur.

      Upon issuance, each share of Series G Preferred Stock would be entitled to a minimum preferential quarterly dividend payment of $0.01 per share and entitled to an aggregate dividend of 100 times the dividend, if any, declared on each share of common stock. In the event of liquidation, the holders of the Series G Preferred Stock would be entitled to a minimum preferential liquidation payment of $1.00 per share and entitled to an aggregate payment of 100 times the payment, if any, made in respect of each share of common stock. In the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series G Preferred Stock would be entitled to receive 100 times the amount, if any, received in respect of each share of common stock. The rights of the Series G Preferred Stock are protected by customary antidilution provisions. Upon issuance, each share of Series G Preferred Stock would be entitled to 100 votes, voting together with the common stock.

DELAWARE LAW AND CERTAIN CHARTER PROVISIONS

      SECTION 203 OF THE DGCL. We are a Delaware corporation and are subject to
Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the company's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with a company for three years following the date that person becomes an interested stockholder unless:

      o before that person became an interested stockholder, the company's board of directors approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination,

      o upon completion of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or

      o following the transaction in which that person became an interested stockholder, the business combination is approved by the company's board of directors and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

      Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became

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an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

      CLASSIFIED BOARD OF DIRECTORS. Our board of directors is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause upon the vote of holders of at least 80% of voting power of the outstanding shares of our common stock. In general, our board of directors, not the stockholders, has the right to appoint persons to fill vacancies on the board of directors.

      STOCKHOLDER ACTION; SPECIAL MEETING OF STOCKHOLDERS. The charter provides that special meetings of holders of our common stock may be called only by our board of directors and that only business proposed by the board of directors may be considered at special meetings of holders of our common stock.

      ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS. The charter provides that the only business (including election of directors) that may be considered at an annual meeting of holders of our common stock, in addition to business proposed (or persons nominated to be directors) by our directors, is business proposed (or persons nominated to be directors) by holders of our common stock who comply with the notice and disclosure requirements set forth in the certificate of incorporation. In general, the charter requires that a stockholder give us notice of proposed business or nominations no later than 60 days before the annual meeting of holders of our common stock (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to holders of our common stock. In general, the notice must also contain information about the stockholder proposing the business or nomination, the stockholders interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitation statements. The stockholder also must submit a notarized letter from each of the stockholders nominees stating the nominees acceptance of the nomination and indicating the nominees intention to serve as director if elected.

      AMENDMENTS TO CHARTER AND BYLAWS. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or bylaws, unless the corporation's certificate of incorporation or bylaws requires a greater percentage. The charter provides that approval by the holders of at least 66 2/3% of the voting power of our outstanding voting stock is required to amend the provisions of the charter previously discussed and certain other provisions.

STOCK EXCHANGE LISTING

      Our Class A common stock is listed on the NYSE under the symbol "CSV."

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.








                                      18


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                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

      We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the "Bank Depositary"). Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

      We have summarized some common provisions of a depositary agreement and the related depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

DIVIDENDS AND OTHER DISTRIBUTIONS

      If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

REDEMPTION OF DEPOSITARY SHARES

      If we redeem a series of preferred stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

VOTING THE PREFERRED STOCK

      Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date (which will be the same date as the record date for the preferred stock) may instruct the Bank Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action which the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

AMENDMENT AND TERMINATION OF THE DEPOSITARY AGREEMENT

      The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares

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

have been redeemed or (2) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

CHARGES OF BANK DEPOSITARY

      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Bank Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

WITHDRAWAL OF PREFERRED STOCK

      Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

MISCELLANEOUS

      The Bank Depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the Bank Depositary and that we are required to furnish to the holders of the preferred stock.

      Neither the Bank Depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the depositary agreement. The obligations of the Bank Depositary and us under the depositary agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

RESIGNATION AND REMOVAL OF BANK DEPOSITARY

      The Bank Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Bank Depositary. Any such resignation or removal will take effect upon the appointment of a successor Bank Depositary and its acceptance of such appointment. The successor Bank Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

                             DESCRIPTION OF WARRANTS

GENERAL DESCRIPTION OF WARRANTS

      We may issue warrants for the purchase of debt securities, preferred stock or Class A common stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

DEBT WARRANTS

      The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:

      o     the title of the warrants,

      o     the offering price for the warrants, if any,

      o     the aggregate number of the warrants,

      o the designation and terms of the debt securities purchasable upon exercise of the warrants,

      o if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security,

      o if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable,

      o the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise,

      o the dates on which the right to exercise the warrants will commence and expire,

      o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time,

      o whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form,

      o     information relating to book-entry procedures, if any,

      o the currency or currency units in which the offering price, if any, and the exercise price are payable,

      o if applicable, a discussion of material United States federal income tax considerations,

      o     anti-dilution provisions of the warrants, if any,

      o     redemption or call provisions, if any, applicable to the warrants,

      o any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants, and

      o     any other information we think is important about the warrants.

STOCK WARRANTS

      The prospectus supplement relating to a particular issue of warrants to issue common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

      o     the title of the warrants,

      o     the offering price for the warrants, if any,

      o     the aggregate number of the warrants,

      o the designation and terms of the common stock or preferred stock that maybe purchased upon exercise of the warrants,

      o if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security,

      o if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable,

      o the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise,

      o the dates on which the right to exercise the warrants commence and expire,

      o if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time,

      o the currency or currency units in which the offering price, if any, and the exercise price are payable,

      o if applicable, a discussion of material United States federal income tax considerations,

      o     antidilution provisions of the warrants, if any,

      o     redemption or call provisions, if any, applicable to the warrants,

      o any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants, and

      o     any other information we think is important about the warrants.

EXERCISE OF WARRANTS

      Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of preferred stock or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

      Until you exercise your warrants to purchase our debt securities, preferred stock, or common stock, you will not have any rights as a holder of our debt securities, preferred stock, or common stock, as the case may be, by virtue of your ownership of warrants.

                   DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as "stock purchase contracts." The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be

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

determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the stock purchase contracts, which we refer to herein as "stock purchase units." The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

      The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION

      We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including our affiliates and stockholders, in a rights offering, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement will include the following information:

      o     the terms of the offering,

      o     the names of any underwriters or agents,

      o     the name or names of any managing underwriter or underwriters,

      o the purchase price or initial public offering price of the securities,

      o     the net proceeds from the sale of the securities,

      o     any delayed delivery arrangements,

      o any underwriting discounts, commissions and other items constituting underwriters' compensation,

      o any discounts or concessions allowed or reallowed or paid to dealers, and

      o     any commissions paid to agents.

SALE THROUGH UNDERWRITERS OR DEALERS

      If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

      Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

      If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

DIRECT SALES AND SALES THROUGH AGENTS

      We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

      We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

REMARKETING ARRANGEMENTS

      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

DELAYED DELIVERY CONTRACTS

      If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the trusts at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

GENERAL INFORMATION

      We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers, underwriters or remarketing firms may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                  LEGAL MATTERS

      Our legal counsel, Vinson & Elkins L.L.P., Houston, Texas, or another counsel named in the prospectus supplement, will pass upon certain legal matters in connection with the offered securities. Any underwriters will be advised about issues relating to any offering by their own legal counsel.

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      The financial statements and schedules incorporated by reference in this registration statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14 -- OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the estimated expenses in connection with the distribution of the securities covered by this Registration Statement. All of the expenses will be borne by the Company except as otherwise indicated.


            Registration fee..........................     $  25,549
            Fees and expenses of accountants..........        20,000
            Fees and expenses of legal counsel .......        50,000
            Fees and expenses of Trustee and counsel..        15,000
            Printing and engraving expenses...........        60,000
            Miscellaneous.............................         9,451
                                                             -------
                   Total..............................     $ 180,000
                                                             =======


ITEM 15 -- INDEMNIFICATION OF DIRECTORS AND OFFICERS

DELAWARE GENERAL CORPORATION LAW

      Section 145(a) of the Delaware General Corporation Law, or DGCL, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

      Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

      Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith.

      Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in
Section 145. The expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

      Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.

CERTIFICATE OF INCORPORATION

      Article X of our certificate of incorporation provides that the Corporation shall indemnify and hold harmless any person who was, is, or is threatened to be made a party to a proceeding by reason of the fact that he or she is or was a director or officer of the corporation while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the DGCL. The right to indemnification under Article X of our certificate of incorporation is a contract right which includes, with respect to directors and officers, the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its disposition.

INDEMNIFICATION AGREEMENTS

      We have entered into indemnification agreements with our directors and certain of our officers, referred to as indemnitees. Under the terms of the indemnification agreements, we have generally agreed to indemnify, and advance expenses to, each indemnitee to the fullest extent authorized or permitted by applicable law on the date of the agreements and to such greater extent as applicable law may thereafter permit.

      Furthermore, under the terms of the indemnification agreements, we have agreed to pay all reasonable expenses incurred by or on behalf of an indemnitee in connection with any proceeding, in advance of any determination with respect to entitlement to indemnification and within ten days after our receipt of a written request from such indemnitee for the payment. In the indemnification agreements, each indemnitee has agreed that he or she will reimburse and repay us for any expenses so advanced to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by us against such expenses.

      The indemnification agreements include provisions that specify the procedures and presumptions to be employed in determining whether an indemnitee is entitled to indemnification thereunder.

INSURANCE

      We have obtained and intend to maintain in effect directors' and officers' liability insurance policies providing coverage for our directors and officers against losses resulting from certain of their acts and omissions in their capacities as our directors and officers.

      The above discussion of Section 145 of the DGCL, our certificate of incorporation and bylaws, the indemnification agreements and our insurance coverage is not intended to be exhaustive and is qualified in its entirety by reference to the statute and other governing documents.

ITEM 16 -- EXHIBITS

      There are filed with this Registration Statement the following exhibits:


Exhibit No.
 **1.1       Form of Underwriting Agreement.
   4.1       Amended and Restated Certificate of Incorporation, as amended, of Carriage Services, Inc. (incorporated by reference to Exhibit
             3.1 to Carriage Services, Inc.'s Annual Report on Form 10-K for
             its fiscal year ended December 31, 1996).
   4.2       Certificate of Amendment dated May 7, 1997 (incorporated by reference to Exhibit 10.2 to Carriage Services, Inc.'s Quarterly
             Report on Form 10-Q for its fiscal quarter ended September 30,
             1997).
   4.3       Certificate of Decrease, reducing the authorized Series D Preferred
             Stock (incorporated by reference to Exhibit 10.3 to Carriage
             Services Inc.'s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1997).
   4.4       Certificate of Decrease, reducing the authorized Series F Preferred
             Stock (incorporated by reference to Exhibit 10.4 to Carriage
             Services, Inc.'s Quarterly Report on Form 10-Q for its fiscal quarter ended September 30, 1997).
   4.5       Certificate of Elimination of the Series F Preferred Stock
             (incorporated by reference to Exhibit 4.1 to the Carriage Services,
             Inc.'s Quarterly Report on Form 10-Q for its fiscal quarter ended
             June 30, 1999).
   4.6       Certificate of Designation of the Carriage Services, Inc.'s Series
             G Junior Participating Preferred Stock (incorporated by reference to Exhibit C to the Rights Agreement with American Stock Transfer &
             Trust Company dated December 18, 2000, which is attached as Exhibit
             1 to the Carriage Services, Inc.'s Form 8-A filed December 29,
             2000).
   4.7       Amended and Restated Bylaws of Carriage Services, Inc.
             (incorporated by reference to Exhibit 3.2 to Carriage Services,
             Inc.'s Registration Statement on Form S-1 (File No. 333-05545)).
  *4.8       Form of Senior Debt Indenture.

                                       II-3


 **4.9       Form of Senior Debt Securities.
 *4.10       Form of Subordinated Debt Indenture.
**4.11       Form of Subordinated Debt Securities.
**4.12       Form of Guarantee Agreement.
**4.13       Form of Warrant Agreement.
**4.14       Form of Depositary Agreement.
**4.15       Form of Depositary Receipt.
**4.16       Form of Stock Purchase Contract.
**4.17       Form of Stock Purchase Unit.
  *5.1       Opinion of Vinson & Elkins L.L.P.
 *12.1       Computation of Ratio of Earnings to Fixed Charges.
 *23.1       Consent of Arthur Andersen LLP.
 *23.2       Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 of this Registration Statement).
 *24.1       Power of Attorney (included in the signature page of this
             Registration Statement).
***25.1      Form T-1 Statement of Eligibility under Trust Indenture Act of
             1939 of Trustee under Senior Debt Indenture.
***25.2      Form of Statement of Eligibility under Trust Indenture Act of
             1939 of Trustee under Subordinated Debt Indenture.

----------

* Filed herewith.

**To be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, and incorporated herein by reference.

***To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act and Rule 5b-3 thereunder.

ITEM 17 -- UNDERTAKINGS

      The undersigned registrants hereby undertake:

      (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (2) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

      (3) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

PROVIDED, HOWEVER, that clauses (1) and (2) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrants pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this registration statement;

      (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrants pursuant to the provisions described in Item 15 above or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by the director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

      The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on October 19, 2001.


                                    CARRIAGE SERVICES, INC.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President



      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.



          SIGNATURE                          TITLE                          DATE
          ---------                          -----                          ----
/s/ Melvin C. Payne               Chairman of the Board, Chief
------------------------------   Executive Officer and President
Melvin C. Payne                   (Principal Executive Officer)        October 19, 2001


                                  Executive Vice President, Chief
/s/ Thomas C. Livengood           Financial Officer and Secretary
------------------------------  (Principal Financial and Accounting
Thomas C. Livengood                          Officer)                  October 19, 2001


/s/ Mark F. Wilson
------------------------------
Mark F. Wilson                              Director                   October 19, 2001



                                        II-6


          SIGNATURE                          TITLE                          DATE
          ---------                          -----                          ----


/s/ Greg M. Brudnicki
------------------------------
Greg M. Brudnicki                           Director                   October 19, 2001


/s/ Ronald A. Erickson
------------------------------
Ronald A. Erickson                          Director                   October 19, 2001


/s/ Vincent D. Foster
------------------------------
Vincent D. Foster                           Director                   October 19, 2001


/s/ Stuart W. Stedman
------------------------------
Stuart W. Stedman                           Director                   October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.


                                    Carriage Funeral Holdings, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    CFS Funeral Services, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Holding Company, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                 Carriage Funeral Services of Michigan, Inc.


                                    /s/ Thomas C. Livengood
                                    ------------------------------------------
                                    Thomas C. Livengood
                                    Executive Vice President, Chief Financial
                                      Officer and Secretary


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Linda Clyne-Fletcher
------------------------------          Director and President
Linda Clyne-Fletcher                 (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Funeral Services of Kentucky, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.


                                 Carriage Funeral Services of California, Inc.


                                 /s/ Thomas C. Livengood
                                 ---------------------------------------------
                                 Thomas C. Livengood
                                 Executive Vice President, Chief Financial
                                   Officer and Secretary


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


/s/ Mark F. Wilson
------------------------------
Mark F. Wilson                                  Director                  October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Cemetery Services of Idaho, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                 Wilson & Kratzer Mortuaries


                                 /s/ Thomas C. Livengood
                                 ---------------------------------------------
                                 Thomas C. Livengood
                                 Executive Vice President, Chief Financial
                                   Officer and Secretary


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


/s/ Mark F. Wilson
------------------------------
Mark F. Wilson                           Director and President           October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                 Rolling Hills Memorial Park


                                 /s/ Thomas C. Livengood
                                 ---------------------------------------------
                                 Thomas C. Livengood
                                 Executive Vice President, Chief Financial
                                   Officer and Secretary


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


/s/ Mark F. Wilson
------------------------------
Mark F. Wilson                           Director and President           October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Services of Connecticut, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    CHC Insurance Agency of Ohio, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Barnett, Demrow & Ernst, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Services of New Mexico, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Cemetery Services, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Services of Oklahoma, L.L.C.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Manager and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Services of Nevada, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Hubbard Funeral Home, Inc.


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Director and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Team California (Cemetery), LLC


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Manager and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Team California (Funeral), LLC


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Manager and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Team Florida (Cemetery), LLC


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Manager and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Team Florida (Funeral), LLC


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Manager and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Services of Ohio, LLC


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Manager and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Team Kansas, LLC


                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                      Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                             TITLE                          DATE
          ---------                             -----                          ----
/s/ Melvin C. Payne                  Chairman of the Board, Chief
------------------------------      Executive Officer and President
Melvin C. Payne                      (Principal Executive Officer)        October 19, 2001


                                 Manager and Executive Vice President,
/s/ Thomas C. Livengood          Chief Financial Officer and Secretary
------------------------------         (Principal Financial and
Thomas C. Livengood                        Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Municipal Cemetery Services of
                                    Nevada, Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne             Executive Officer and President
------------------------------   (Principal Executive Officer)        October 19, 2001
Melvin C. Payne


                               Manager and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------       (Principal Financial and
Thomas C. Livengood                     Accounting Officer)           October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Cemetery Services of California,
                                    Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne             Executive Officer and President
------------------------------   (Principal Executive Officer)        October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------      (Principal Financial and
Thomas C. Livengood                    Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Insurance Agency of Massachusetts,
                                    Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne             Executive Officer and President
------------------------------   (Principal Executive Officer)        October 19, 2001
Melvin C. Payne


/s/ Peter Forastiere               Director and Treasurer
------------------------------    (Principal Financial and
Peter Forastiere                     Accounting Officer)              October 19, 2001

/s/ John Bresnahan
------------------------------
John Bresnahan                       Director and Clerk               October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Internet Strategies, Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne            Executive Officer and President
------------------------------  (Principal Executive Officer)         October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------     (Principal Financial and
Thomas C. Livengood                   Accounting Officer)             October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Investments, Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne            Executive Officer and President
------------------------------  (Principal Executive Officer)         October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------     (Principal Financial and
Thomas C. Livengood                   Accounting Officer)             October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Management, L.P.

                                    By: Carriage Investments, Inc., as
                                    General Partner

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne            Executive Officer and President
------------------------------  (Principal Executive Officer)         October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------     (Principal Financial and
Thomas C. Livengood                   Accounting Officer)             October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Cochrane's Chapel of the Roses, Inc.

                                    /s/ Wendy Wilson Boyer
                                    ------------------------------------------
                                    Wendy Wilson Boyer
                                    Chief Executive Officer, President and
                                    Treasurer


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                               Director and Chief Executive Officer,
                                     President and Treasurer
/s/ Wendy Wilson Boyer          (Principal Executive,Financial and
------------------------------         Accounting Officer)            October 19, 2001
Wendy Wilson Boyer

/s/ Shirley Paradise
------------------------------
Shirley Paradise                 Director and Secretary               October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Horizon Cremation Society, Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne             Executive Officer and President
------------------------------   (Principal Executive Officer)        October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------      (Principal Financial and
Thomas C. Livengood                    Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Life Events, Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne            Executive Officer and President
------------------------------  (Principal Executive Officer)         October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------      (Principal Financial and
Thomas C. Livengood                    Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Merger I, Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne            Executive Officer and President
------------------------------  (Principal Executive Officer)         October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------      (Principal Financial and
Thomas C. Livengood                    Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Merger II, Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne            Executive Officer and President
------------------------------  (Principal Executive Officer)         October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------      (Principal Financial and
Thomas C. Livengood                    Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Merger III, Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne            Executive Officer and President
------------------------------  (Principal Executive Officer)         October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------      (Principal Financial and
Thomas C. Livengood                    Accounting Officer)            October 19, 2001


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 19, 2001.

                                    Carriage Merger IV, Inc.

                                    /s/ Melvin C. Payne
                                    ------------------------------------------
                                    Melvin C. Payne
                                    Chairman of the Board, Chief Executive
                                    Officer and President


      Each person whose signature appears below appoints Melvin C. Payne and Thomas C. Livengood, and any of them, any of whom may act without the joinder of any other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                       TITLE                          DATE
          ---------                       -----                          ----

                                 Chairman of the Board, Chief
/s/ Melvin C. Payne            Executive Officer and President
------------------------------  (Principal Executive Officer)         October 19, 2001
Melvin C. Payne


                               Director and Executive Vice President,
/s/ Thomas C. Livengood        Chief Financial Officer and Secretary
------------------------------      (Principal Financial and
Thomas C. Livengood                    Accounting Officer)            October 19, 2001
